Exhibit 10.37

AMENDMENT
TO THE
POSTRETIREMENT LIFE INSURANCE PLAN OF
THE PACIFIC GAS AND ELECTRIC COMPANY

A.
Adoption and effective date of amendment.  This Amendment to the Postretirement Life Insurance Plan of the Pacific Gas and Electric Company (the “Plan”) is adopted by Pacific Gas and Electric Company to reflect changes to the timing for payment to certain categories of employees, and to correct typographical errors, as described below.

B.	Supersession of inconsistent provisions. This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

1.	Section 1.14 of the Plan is amended to include individuals who are paid on a bi-weekly basis, to read as follows:

Weekly-Paid Non-Bargaining Unit Employee shall mean an employee of the COMPANY or a PARITICIPATING EMPLOYER, who is paid on a weekly or bi-weekly basis and is not a member of a collective bargaining unit.

2.	The introductory paragraph is amended to clarify that the effective date for amendments relating to benefits provided to weekly paid non-bargaining unit employees was January 1, 2012.

Dated:  February 6, 2015

/s/ JOHN R. SIMON
JOHN R. SIMON
Senior Vice President – Human Resources
Pacific Gas and Electric Company